SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K



                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                              November 28, 1995



                         CONTINENTAL AIRLINES, INC.
           (Exact name of registrant as specified in its charter)



   Delaware                0-09781                 74-2099724
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



2929 Allen Parkway, Suite 2010, Houston, Texas            77019
  (Address of principal executive offices)             (Zip Code)


                               (713) 834-2950
            (Registrant's telephone number, including area code)

Item 5.  Other Events.

On November 28, 1995, Continental Airlines, Inc. issued a press release announcing that it has consummated the private placement of $225 million of 8 1/2 percent convertible trust originated preferred securities of a special purpose finance trust.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is the Company's November 28, 1995 press release.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1  Press Release, dated November 28, 1995.


                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTINENTAL AIRLINES, INC.



                                   By /s/ Lawrence W. Kellner
                                      Lawrence W. Kellner
                                      Senior Vice President and
                                        Chief Financial Officer

November 29, 1995

                                EXHIBIT INDEX


          99.1   Press Release, dated November 28, 1995.


FOR IMMEDIATE RELEASE              CONTACT:  CORPORATE COMMUNICATIONS
                                             (713) 834-5080

CONTINENTAL AIRLINES
CONSUMMATES PRIVATE PLACEMENT

     HOUSTON, Nov. 28, 1995 -- Continental Airlines, Inc. (NYSE: CAI.A and CAI.B) today announced that it has consummated the private placement of $225 million of 8 1/2 percent convertible trust originated preferred securities of a special purpose finance trust, which are convertible into Class B common stock of Continental at an initial conversion price of $48.36 per share.

     The net proceeds of this offering will be used to redeem or repurchase approximately $165 million of the company's convertible secured debentures prior to Aug. 1, 1996, after which the debentures would have been convertible into Class B common stock at a conversion price of $26 per share, to prepay a $42 million note issued to Air Canada in connection with the company's previously announced repurchase of Air Canada's warrants to purchase common stock of the company, and to make payments to certain lenders.

     We are pleased that we will be able to replace securities convertible at $26 per share with securities convertible at more than $48 per share, and thus reduce potential dilution to our current stockholders," said Larry Kellner, the company's Chief Financial Officer. "The yield and conversion price on these new securities would not have been possible without the company's strong recent financial and operating performance."

     The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Continental is the fifth largest airline in the United States, operating more than 2,086 daily departures to 170 destinations on five continents. Last year, the Houston-based airline flew more than 42 million passengers or an average of 115,000 per day. The airline ranks number 208 on the 1995 Fortune 500 list.